Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. ANNOUNCES COMPLETION OF $500 MILLION NOTES OFFERING

OKLAHOMA CITY, OK – October 14, 2021 – LSB Industries, Inc. (NYSE: LXU) (“LSB”) today announced the completion of its previously announced private offering of $500 million in aggregate principal amount of its 6.250% Senior Secured Notes due 2028 (the “Notes”).

The Notes were issued at a price equal to 100% of their face value. The net proceeds from the offering will be used to redeem $435,000,000 in aggregate principal amount of LSB’s 9.625% Senior Secured Notes due 2023 (the “Existing Notes”), representing all of the Existing Notes outstanding, to pay related transaction fees, expenses and premiums and, to the extent of any remaining net proceeds, for general corporate purposes.

LSB previously issued a conditional notice of redemption on September 29, 2021, to redeem all of the Existing Notes (the “Redemption”), conditioned on the closing of the offering of the Notes, which condition was satisfied as of October 14, 2021. The Redemption is scheduled for October 29, 2021.

Also on October 14, 2021, LSB satisfied and discharged its obligations under the indenture governing the Existing Notes by irrevocably depositing with the trustee for the Existing Notes funds sufficient to redeem the Existing Notes in full and to pay related fees and expenses.

The Notes were sold pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers in the United States and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes and the guarantees thereof have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, manufactures and sells chemical products for the agricultural, mining, and industrial markets. The Company owns and operates facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma, and operates a facility for a global chemical company in Baytown, Texas. LSB’s products are sold through distributors and directly to end customers primarily throughout the United States.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated performance based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, business and market disruptions related to the COVID-19 pandemic, market conditions and price volatility for our products and feedstocks, as well as global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2020.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Company Contact:

Cheryl Maguire, Executive Vice President & CFO

(405) 510-3524

Fred Buonocore, CFA, Vice President of Investor Relations

(405) 510-3550

fbuonocore@lsbindustries.com